SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of earliest event reported: March 18, 2008
CORTLAND BANCORP
(Exact name of registrant as specified in its charter)

Ohio	000-13814	34-1451118

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code:      (330) 637-8040
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
On March 18, 2008, the Audit Committee of the Board of Directors of Cortland Bancorp. (the “Company”) notified S.R. Snodgrass, A.C. (“Snodgrass”) that they have been engaged to serve as the Company’s independent registered public accountants. The independent accounting firm of Packer Thomas, which audited the consolidated financial statements as of December 31, 2007, declined to stand for re-election after the completion of the current audit of the consolidated financial statements and related audit of the Company’s employee benefit plan. Both the declination by Packer Thomas and S.R. Snodgrass’s engagement as independent registered public accountants were approved by the Company’s Audit Committee.
Packer Thomas performed audits of the Company’s consolidated financial statements for the years ended December 31, 2007 and 2006. Packer Thomas’ reports did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.
During the two years ended December 31, 2007, and through the effective end date of Packer Thomas’ tenure, there have been no disagreements between the Company and Packer Thomas on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Packer Thomas to make reference to the subject matter of such disagreements in connection with its report.
During the two years ended December 31, 2007, and through the effective end date of its tenure, Packer Thomas did not advise the Company of any of the following matters:
1.	That the internal controls necessary for the Company to develop reliable financial statements did not exist;

2.	That information had come to Packer Thomas’ attention that had led it to no longer be able to rely on management’s representations or that had made it unwilling to be associated with the financial statements prepared by management;

3.	That there was a need to expand significantly the scope of the audit of the Company or that information had come to Packer Thomas’ attention that if further investigated: (i) may materially impact the fairness or reliability of either a previously issued audit report or underlying financial statements or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) may cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements and that, due to the change in firms, Packer Thomas did not so expand the scope of its audit or conduct such further investigation.

4.	That information had come to Packer Thomas’ attention that it had concluded materially impacted the fairness or reliability of either: (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements) or that, due to the change in firms, there were unresolved issues as of the end date of its tenure.
The Company has requested that Packer Thomas furnish it with a letter addressed to the Securities and Exchange Commission (SEC) stating whether or not Packer Thomas agrees with the statements made by the Company set forth above, and if not, stating the respects in which Packer Thomas does not agree.
During the two years ended December 31, 2007 and through the engagement of Snodgrass as the Company’s independent accountant, neither the Company nor anyone on its behalf has consulted Snodgrass with respect to any accounting or auditing issues involving the Company.
In particular, Snodgrass has had no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement with Packer Thomas on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Packer Thomas, would have caused Packer Thomas to make reference to the matter in their report, or a “reportable event” as described in Item 304 (a) (1) (v) of the Regulation S-K promulgated by the SEC.
     Exhibit 99 — Letter from Packer Thomas

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORTLAND BANCORP
By:	/s/ Lawrence A. Fantauzzi
Lawrence A. Fantauzzi, President

Date: March 18, 2008